Exhibit 10.2

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (“Assignment”), is made as of this 26th day of March, 2018, by and between ASC DEVENS LLC, a Delaware limited liability company (“Seller”), 64 JACKSON, LLC, a Massachusetts limited liability company (“Purchaser”), and JACKSON 64 MGI, LLC, a Delaware limited liability company (“Assignee”) (Seller, Purchaser and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).
RECITALS
WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement (“Purchase Agreement”), dated as of February 1, 2018, for the sale of the Property (as defined in the Purchase Agreement); and
WHEREAS, the Parties desire to enter into this Assignment to, among other things, assign the Purchaser’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Purchaser’s obligations and liabilities under the Purchase Agreement.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Assignment of Purchase Agreement. Purchaser hereby assigns and transfers to Assignee all of Purchaser’s right, title, claim and interest in and to the Purchase Agreement, the Property, and the Deposit deposited into escrow with the Escrow Agent or to Seller by Purchaser in connection with the Purchase Agreement.

2.Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Purchaser under the Purchase Agreement, in accordance with the terms thereof.

3.No Release. The assignment and assumption set forth in Paragraphs 1 and 2 hereof shall not release Purchaser from the obligation of Purchaser or Assignee to perform in accordance with the terms of the Purchase Agreement. Purchaser acknowledges that, notwithstanding such assignment and assumption, Purchaser shall remain primarily obligated under the Purchase Agreement and Purchaser and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Purchaser set forth thereunder, including, without limitation, the indemnification obligations of Purchaser set forth in the Purchase Agreement.

4.Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Purchaser in the Purchase Agreement is true and correct with respect to Assignee as of the date of the Purchase Agreement, the date of this Assignment and the Closing Date (as defined in the Purchase Agreement) and such representations and warranties apply fully to this Assignment and shall survive the Closing (as defined in the Purchase Agreement). Assignee has the full right and authority and has obtained any and all consents required therefor to enter into this Assignment, and to consummate or cause to be consummated the sale contemplated herein. The persons signing this Assignment on behalf of Assignee are authorized to do so. This Assignment has been authorized and property executed and constitutes the valid and binding obligations of Assignee, enforceable against Assignee in accordance with its terms.

5.Amendment to Purchase Agreement. The Purchase Agreement is hereby amended in the following manner:

a.	The term “Purchaser” as used in the Purchase Agreement is amended to mean Purchaser and/or Assignee; and

b.	All exhibits to the Purchase Agreement, as so amended, shall be signed and delivered by Seller and Assignee in accordance with the terms of the Purchase Agreement.

6.Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.

7.Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. A signed facsimile or electronic copy of this Assignment or a signed portable document format (.pdf) copy of this Assignment shall be binding upon the parties to this Assignment as fully and to the same extent as an original signed copy.

8.Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Purchase and Sale Agreement to be duly executed as of the date and year first above written.

PURCHASER:
64 JACKSON, LLC

By:     /s/ Steve Goodman
Name:    Steve Goodman
Title:     Manager

ASSIGNEE:
JACKSON 64 MGI, LLC

By:    /s/ Steve Goodman
Name:    Steve Goodman
Title:    Manager

SELLER:
ASC DEVENS LLC

By:/s/ John Kosiba
Name: John Kosiba
Title: Authorized Person

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